SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 23, 2006

Newmont Mining Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification No.)

1700 Lincoln Street, Denver, Colorado 80203

(Address of principal executive offices) (zip code)

(303) 863-7414

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

Award of Bonuses for 2005 Performance

On February 23, 2006, the Compensation and Management Development Committee (the “Committee”) of the Board of Directors of Newmont Mining Corporation (the “Corporation”) awarded annual cash incentives for 2005 the Corporation’s Chief Executive Officer and the Corporation’s other four most highly compensated executive officers in 2005 (the “named executive officers”) in the amounts set forth below. Annual cash incentive awards were made pursuant to the Corporation’s Annual Incentive Compensation Payroll Practice (“AICP”). The named executive officers (and other senior management) are eligible to receive both a corporate performance bonus and a personal performance bonus. Participants in the AICP are assigned target awards as a percentage of their eligible base salary. Target award percentages increase at higher management levels to 100% of eligible base salary in the case of the Chief Executive Officer. The weight of corporate performance and personal performance factors varies by participant.

The 2005 corporate performance bonus is paid in cash based on achievement of corporate performance goals, which consist of (a) certain goals relating to net asset value, (b) certain reserve replacement goals, (c) certain free cash flow goals, (d) an earnings goal, and (e) a gross margin goal. All of these performance goals were established by the Committee. The AICP bonus amount depends on the Corporation’s performance against these goals. If the Corporation meets the goals, each eligible employee receives a payment equal to his or her target award percentage; if the Corporation exceeds the goals, the payment can increase to as high as 200% of the target award percentage; if the Corporation does not meet the goals, the payment can decrease and, if the Corporation fails to achieve certain threshold performance, the payment will not be made at all. In 2005, the Corporation achieved a corporate performance percentage of 84.7% of target performance, based on the Corporation’s actual performance results as compared to the 2005 corporate performance goals.

The personal performance bonus is also paid in cash. Target bonus levels are determined by the grade level of each respective executive officer or other AICP participant, and payouts are based on an evaluation of each executive’s personal contribution to the Corporation. In 2005, the maximum payout percentage for the personal performance bonus was 150% of the target level for the grade (with awards paid above the target level based on exemplary performance). Performance deemed to fall below expectations results in a payment below the target level, or in some cases no payment at all. In 2005, personal performance awards to the named executive officers and other AICP participants were based on certain factors such as the individual goals and accomplishments of the relevant executive officer or other AICP participant, as well as his or her contributions to the positive results realized by the Corporation during 2005.

In 2003, the Corporation eliminated the Intermediate Term Incentive Compensation Plan (“ITIP”), which paid bonuses in the form of cash and restricted stock based on a consolidated three-year performance measurement. The elimination of the ITIP resulted in a reduction in total direct compensation for the executive team. In order to address this reduction, the Committee approved cash transition payments over three years to those executives who previously participated in the ITIP. The transition payments are also based on the Corporation’s achievement of corporate performance goals under the AICP, in which the Corporation achieved a corporate performance percentage of 84.7% of target performance based on the Corporation’s actual performance during 2005.

The following chart represents cash payments awarded to the named executive officers under the AICP and the transition payments described above for performance in 2004:

Name and Title	Corporate Performance Bonus	Personal Performance Bonus	Transition Payment
Wayne W. Murdy, Chairman and Chief Executive Officer	$510,741	$371,250	$247,748
Pierre Lassonde, President	298,600	259,596	127,075
Thomas L. Enos, Senior Vice President, Operations	143,986	114,746	46,953
Bruce D. Hansen, Senior Vice President, Operations Services and Development	172,047	126,953	78,013
Richard T. O’Brien, Senior Vice President and Chief Financial Officer	47,462	35,022	0
David H. Francisco, Technical Consultant to the Chief Executive Officer	210,197	124,083	96,016

On February 23, 2006, the Committee also approved the award of restricted stock based on the Corporation’s performance, which approval was ratified by the Board of Directors on February 24, 2006. Restricted stock awards are intended to reward the named executive officers and other eligible executives based on the attainment of corporate performance goals established by the Committee, which track the corporate performance goals established under the AICP, as described above. If the Corporation meets the corporate performance goals, each eligible executive will receive an award of shares equal to his or her target award percentage; if the Corporation exceeds the goals, the award can increase to as high as 200% of the target award percentage; if the Corporation does not meet the goals, the award can decrease and, if the Corporation fails to achieve certain threshold performance, the award will not be made at all. The named executive officers and other eligible executives have been assigned target awards based upon a percentage of their eligible base salary, which ranged from 75% to 135% for 2005 for the named executive officers. In 2005, the Corporation achieved a corporate performance percentage of 84.7% of target performance, based on the Corporation’s actual performance results as compared to the 2005 performance goals. Restricted stock awards for 2005 were made in the form of restricted shares of Newmont Common Stock under the Newmont Mining Corporation 2005 Stock Incentive Plan, with such shares vesting in equal installments over three years. For Mr. Lassonde, restricted stock units (RSUs) were awarded. Prior to vesting, a holder of restricted stock units does not have the right to vote the underlying shares or receive any dividends. The RSUs vest in three equal increments over three years. Upon vesting, Mr. Lassonde is entitled to receive one share of Newmont common stock for each restricted stock unit. The named executive officers were awarded the following amounts of restricted stock of Newmont Common Stock for 2005:

	Restricted Stock	Restricted Stock Units
Wayne W. Murdy	17,891	—
Pierre Lassonde	—	9,439
Thomas L. Enos	3,911	—
Bruce D. Hansen	5,085	—
Richard T. O’Brien	1,403	—
David H. Francisco	6,212	—

The terms of the restricted stock and RSUs are governed by the Newmont Mining Corporation 2005 Stock Incentive Plan and are subject to the restrictions set forth in a standard form of award agreement which is delivered to each awardee. A copy of the form of restricted stock unit agreement under which such RSUs were made is attached hereto as Exhibit 10.1.

Establishment of 2006 Performance Targets

The Committee also established and approved on February 23, 2006 certain goals relating to the corporate performance targets for the 2006 AICP, according to which annual cash incentives and restricted stock awards will be determined for 2006. The performance targets for 2006 consist of four performance factors, with equal weighting, which measure achievement of certain goals relating to (a) gold production, (b) costs of production, (c) cash flow, and (d) reserve growth. Starting in 2006, restricted stock awards will be made based on a three-year weighted average of performance under the corporate performance targets for the AICP, with additional awards being granted based on performance of the Corporation’s share price as compared to gold price appreciation.

Base Salaries

On February 23, 2006, the Committee approved the annual base salaries of the Corporation’s named executive officers after a review of personal performance and market data. Such salaries are effective March 1, 2006, except in the case of Mr. Murdy, whose 2006 salary is effective January 1, 2006. The following table sets forth the base salaries for the named executive officers for 2006. Mr. Francisco retired as an executive officer during 2005.

Name	Base Salary
Wayne W. Murdy	$1,000,000
Pierre Lassonde	$755,000
Thomas L. Enos	$495,000
Bruce D. Hansen	$495,000
Richard T. O’Brien	$495,000

Lead Director Retainer

On February 23, 2006, the Corporate Governance and Nominating Committee recommended, and the Board of Directors approved on February 24, 2006, an increase in the retainer paid to the Lead Director of the Corporation from $5,000 to $15,000 per year. A summary of the Non-Employee Director Compensation and Benefits, as revised, is filed as Exhibit 10.2 to this Form 8-K and is hereby incorporated by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Form of Restricted Stock Unit Agreement used for Executive Officers Pursuant to the Newmont Mining Corporation 2005 Stock Incentive Plan

10.2	Summary of Non-Employee Director Compensation and Benefits

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Sharon E. Thomas
Name:	Sharon E. Thomas
Title:	Vice President and Secretary

Dated: March 1, 2006

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Form of Restricted Stock Unit Agreement used for Executive Officers Pursuant to the Newmont Mining Corporation 2005 Stock Incentive Plan

10.2	Summary of Non-Employee Director Compensation and Benefits

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